Exhibit 1.1

ENLIVEX THERAPEUTICS LTD.

AMENDED & RESTATED

UNDERWRITING AGREEMENT

February 9, 2021

H.C. Wainwright & Co., LLC

430 Park Avenue

New York, New York 10022

Ladies and Gentlemen:

Enlivex Therapeutics Ltd., a company organized under the laws of the State of Israel (the “Company”), confirms its agreement with H.C. Wainwright & Co., LLC (“Wainwright”), with respect to the issuance and sale by the Company of an aggregate of 2,296,107 ordinary shares, par value NIS 0.40 per share (the “Ordinary Shares”), of the Company (the “Initial Securities”), and the purchase by Wainwright of the number of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Company to Wainwright of the option described in Section 2(b) hereof to purchase all or any part of 344,416 additional Ordinary Shares (the “Option Securities”). The Initial Securities to be purchased by Wainwright together with the Option Securities are hereinafter called, collectively, the “Securities.” Certain capitalized terms used in this agreement (this “Agreement”) are defined in Section 15 hereof. This Agreement amends, restates and supersedes in its entirety the underwriting agreement, dated as of February 9, 2021, between the Company and Wainwright.

The Company has prepared and previously delivered to you a preliminary prospectus supplement dated February 9, 2021 (the “Preliminary Prospectus Supplement”) relating to the Securities, and a related prospectus dated June 21, 2019 (the “Base Prospectus”). The Preliminary Prospectus Supplement, together with the Base Prospectus and including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act of 1933, as amended (the “1933 Act”), are hereinafter called, collectively, the “Pre-Pricing Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission one or more prospectus supplements dated February 9, 2021 relating to the Securities (the “Prospectus Supplement”) and will file the Prospectus Supplement and the Base Prospectus with the Commission, all in accordance with the provisions of Rule 430B and Rule 424(b), and the Company has previously advised you of all information (financial and other) that will be set forth therein. The Prospectus Supplement and the Base Prospectus, in the form first furnished to Wainwright for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act, are herein called, collectively, the “Prospectus.”

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to Wainwright as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(d) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof and agrees with Wainwright as follows:

(1) Compliance with Registration Requirements. The Company meets the requirements for use of Form F-3 under the 1933 Act and the Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. Each of the Initial Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act and any Rule 462(b) Registration Statement has become effective under the 1933 Act or, not later than 8:00 a.m. (New York City time) on the business day immediately after the date of this Agreement, will become effective under the 1933 Act, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

(2) Registration Statement, Prospectus and Disclosure at Time of Sale. At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments thereto became effective, at each time subsequent to the filing of the Initial Registration Statement that the Company filed an annual report on Form 20-F (or any amendment thereto) with the Commission, at each deemed effective date with respect to Wainwright pursuant to Rule 430B(f)(2), and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b), and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of the Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (except in the case of clause (z) below) and as of each time prior to the later of the time that an investor agrees (orally or in writing) to purchase or, if applicable, reconfirms (orally or in writing) an agreement to purchase any Securities from Wainwright, neither (w) any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, (x) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit D hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (z) any Issuer General Use Free Writing Prospectuses issued subsequent to the Applicable Time, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, or delivered to Wainwright for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(2) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing made in reliance upon and in conformity with written information furnished to the Company by Wainwright expressly for use therein, it being understood and agreed that the only such information furnished by Wainwright as aforesaid consists of the information described as such in Section 6(b) hereof.

At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement or any amendment to any of the foregoing were filed and as of the earliest time after the filing of the Initial Registration Statement that the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to Wainwright in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For the purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to Wainwright, and any similar terms, include, without limitation, electronic delivery.

Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

(3) Foreign Private Issuer. The Company is a “foreign private issuer,” as such term is defined in Rule 405 of the 1933 Act.

(4) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Prospectus Supplement and the Prospectus (the “Incorporated Documents”), when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the 1934 Act Regulations, and none of the Incorporated Documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the 1934 Act and the 1934 Act Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(5) Independent Accountants. The Company’s accountants are Yarel + Partners. To the knowledge of the Company, such accounting firm (i) is a registered public accounting firm as required by the 1934 Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s annual report for the fiscal year ending December 31, 2020.

(6) SEC Reports. The Company has complied in all material respects with requirements to file, for the one (1) year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material), all SEC Reports on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the 1934 Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(7) No Material Adverse Change in Business. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect (as defined below), (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in the SEC Reports, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or “Affiliate” (defined as any Person (as defined below) that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the 1933 Act), except pursuant to existing Company equity plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Ordinary Shares contemplated by this Agreement or as set forth in the SEC Reports, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 trading day prior to the date that this representation is made.

(8) Due Organization and Existence of the Company. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing, and, if applicable under the laws of the jurisdiction in which they are formed, in good standing under the laws of the jurisdiction of its incorporation or organization (if the concept of good standing exists in such jurisdiction), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of association, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Base Prospectus, any Prospectus Supplement, the Prospectus or the Incorporated Documents, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no “Proceeding” (which for purposes of this Agreement shall mean any action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced, or, to the Company’s knowledge, threatened) has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(9) Subsidiaries. All of the direct and indirect subsidiaries (each individually, a “Subsidiary”) of the Company are set forth in the most recent Annual Report on Form 20-F filed with the Commission. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(10) Capitalization. The capitalization of the Company is as set forth in the SEC Reports. Except as set forth in the Registration Statement, the Base Prospectus, the Prospectus Supplement and the Prospectus, the Company has not issued any share capital since its most recently filed Report on Form 6-K under the 1934 Act, other than pursuant to the exercise of employee equity options under the Company’s equity plans, the issuance of Ordinary Shares to employees pursuant to the Company’s employee share purchase plans and pursuant to the conversion and/or exercise of Ordinary Share Equivalents. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. Except as set forth in the Registration Statement, the Base Prospectus, the Prospectus Supplement and the Prospectus, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Share Equivalents or share stock of any Subsidiary. The issuance and sale of the Securities pursuant to this Agreement will not obligate the Company or any Subsidiary to issue Ordinary Shares or other securities to any Person. Except as set forth in the SEC Reports, there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom share” plans or agreements or any similar plan or agreement. All of the outstanding Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding Ordinary Shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Company’s board of directors or others is required for the issuance and sale of the Securities pursuant to this Agreement. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s Ordinary Shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(11) Authorization of the Agreement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s board of directors or the Company’s shareholders in connection herewith other than in connection with the Required Approvals. This Agreement has been duly executed and delivered by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(12) Authorization of Securities. The Securities to be sold by the Company under this Agreement have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

(13) FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company, which would have a Material Adverse Effect.

(14) Description of Securities. The Ordinary Shares, all outstanding warrants and convertible securities and the Company’s articles of association and other Organizational Documents conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(15) Absence of Defaults and Conflicts. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority relating to the Company or any Subsidiary or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case of (i), (ii) and (iii) as could not have or reasonably be expected to result in a Material Adverse Effect.

(16) Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of association, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any applicable law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(17) Absence of Labor Dispute. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(18) Absence of Proceedings. Except as set forth in the SEC Reports and except for Actions seeking only money damages of not more than $400,000, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). None of the Actions set forth in the SEC Reports, (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty which could, if there were an unfavorable decision, have or would be reasonably expected to result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1934 Act or the 1933 Act.

(19) Accuracy of Descriptions and Exhibits. The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Risk Factors” and the information in the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2019, as amended, under the captions “Item 4. Information on the Company—B. Business Overview—Intellectual Property and Patents and Proprietary Rights,” “Item 4. Information on the Company—B. Business Overview—Government Regulation,” “Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources,” “Item 6. Directors, Senior Management and Employees—B. Compensation,” “Item 6. Directors, Senior Management and Employees—C. Board Practices,” “Item 7. Major Shareholders and Related Party Transactions—B. Related Party Transactions,” “Item 8. Financial Information —A. Financial Statements and Other Financial Information—Legal Proceedings,” “Item 10. Additional Information—B. Articles of Association,” and “Item 10. Additional Information—E. Taxation,” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s Organizational Documents or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, the General Disclosure Package and the Prospectus of any other Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits to the Registration Statement or the documents incorporated or deemed to be incorporated by reference therein which have not been so described in all material respects and filed as required.

(20) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement except as could not be reasonably expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(21) Absence of Further Requirements. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other “Person” (defined as an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind, including the Nasdaq Capital Market) is necessary or required to be obtained by the Company for the authorization, execution, delivery or performance by the Company of this Agreement, for the offering of the Securities as contemplated by this Agreement, for the issuance, sale or delivery of the Securities to be sold by the Company pursuant to this Agreement or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, other than (i) the filings required by this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) the filing of a Report on Form 6-K with respect to this Agreement, (iv) applications to the Nasdaq Capital Market and Tel Aviv Stock Exchange for the listing of the Ordinary Shares to be offered and sold hereunder for trading thereon in the time and manner required thereby, (v) post-closing notice of the transactions contemplated by the Agreement to the Israeli Innovation Authority, (vi) such filings as are required to be made with the Tel Aviv Stock Exchange, (vii) such as have been obtained under applicable laws (domestic or foreign, including Israeli) including, without limitation, the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, and (viii) such filings as are required to be made under applicable state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the laws of the state of Israel (collectively, the “Required Approvals”).

(22) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(23) Title to Assets. The Company and the Subsidiaries have good and valid title in fee simple to or have valid and marketable rights to lease or otherwise use all real property that is described on the SEC Reports and good and valid title in or have valid and marketable rights to lease or otherwise use all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance except where such failure to so comply could be reasonably expected to have a Material Adverse Effect.

(24) Investment Company Act. Neither the Company nor the Subsidiary is, and upon the issuance and sale of the Securities as herein contemplated and the receipt and application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(25) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each of clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(26) Parties to Lock-Up Agreements. Each of the persons listed on Exhibit B hereto has executed and delivered to Wainwright a lock-up agreement in the form of Exhibit C hereto. Exhibit B hereto contains a true, complete and correct list of all directors and officers of the Company.

(27) Nasdaq. The outstanding Ordinary Shares are listed on the Nasdaq Capital Market.

(28) Listing and Maintenance Requirements. The Ordinary Shares are registered pursuant to Section 12(b) or 12(g) of the 1934 Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the 1934 Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(29) Application of Takeover Protections. The Company and the Company’s board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of association (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the purchasers of the Securities in connection with the offering described herein.

(30) FINRA Matters. All of the information provided to Wainwright or to counsel for Wainwright by the Company, and, to the Company’s knowledge, its counsel, its officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Securities is true, complete, correct and compliant with FINRA’s rules and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules is true, complete and correct.

(31) FINRA Member Shareholders. There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater shareholder of the Company, except as set forth in the Registration Statement, the Base Prospectus, any Prospectus Supplement or the Prospectus.

(32) Solvency. Based on the consolidated financial condition of the Company as of the Effective Date, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date hereof. The SEC Reports sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed by the Company or its Subsidiaries in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Except for matters that would not, individually or in the aggregate, have or would reasonably be expected to result in a Material Adverse Effect, neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(33) Tax Returns. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(34) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for companies of similar size as the Company in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(35) Compliance with the Sarbanes-Oxley Act. The Company and the Subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed Form 20-F under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed Form 20-F under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the 1934 Act) of the Company and its Subsidiaries that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(36) Pending Proceedings. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company has not received any notice that the Commission has issued or intends to issue a stop-order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or, to the knowledge of the Company, intends or has threatened in writing to do so.

(37) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to Wainwright in connection with the offering of the Securities hereunder.

(38) Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(39) Foreign Corrupt Practices Act. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other Person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(40) Sanctions. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(41) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Wainwright’s request.

(42) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(43) Benefit Plans Compliance. Each share option granted by the Company under the Company’s equity plan was granted in accordance with the terms of the Company’s equity plan. No share option granted under the Company’s equity plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, share options prior to, or otherwise knowingly coordinate the grant of share options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(44) Lending and Other Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) neither the Company nor the Subsidiary has a lending or similar relationship with Wainwright or any bank or other lending institution affiliated with Wainwright; (ii) the Company will not, directly or indirectly, use any of the proceeds from the sale of the Securities by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by Wainwright or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to Wainwright or any of its “affiliates” or “associated persons” (as so defined); and (iii) there are and have been no transactions, arrangements or dealings between the Company or the Subsidiary, on one hand, and Wainwright or any of its “affiliates” or “associated persons” (as so defined), on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Securities contemplated hereby or disclosed in the Registration Statement, the General Disclosure Package or Prospectus.

(45) Taxes. No transaction, stamp or other issuance or transfer taxes or duties, and, assuming that Wainwright is not otherwise subject to taxation in Israel due to Israeli tax residence or the existence of a permanent establishment in Israel, no capital gains, income, withholding or other taxes, are payable by or on behalf of Wainwright to the State of Israel or to any political subdivision or authority thereof or therein in connection with: (i) the issuance, sale and delivery of the Securities by the Company; (ii) the purchase from the Company, and the initial sale and delivery by Wainwright of the Securities to purchasers thereof or (iii) the execution and delivery of this Agreement or any other document to be furnished hereunder.

(46) Affiliate Transactions. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholders, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including share option agreements under any equity plan of the Company.

(47) Stop Transfer Instructions. The Company has, with respect to any Ordinary Shares (other than the Securities to be sold pursuant to this Agreement) or other shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or other share capital owned or held (of record or beneficially) by any other Persons who have entered into or are required to enter into an agreement in the form of Exhibit C hereto, instructed the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period; and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of Wainwright.

(48) Brokers. There is not a broker, finder or other party that is entitled to receive from the Company or the Subsidiary any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions in connection with the sale of the Securities to Wainwright pursuant to this Agreement and the other fees and expense reimbursements set forth herein.

(49) Agent for Service of Process. The Company has validly and irrevocably appointed Cogency Global Inc. as its authorized agent for service of process pursuant to this Agreement and in connection with the Registration Statement.

(50) Immunity from Jurisdiction. Neither the Company nor the Subsidiary nor any of their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel.

(51) Submission to Jurisdiction. The Company has the power to submit, and pursuant to Section 20 of this Agreement, has legally, validly and irrevocably submitted, to the personal jurisdiction of each U.S. federal court or state court located in the Borough of Manhattan, the City and County of New York, New York, U.S.A.

(52) Distribution of Offering Material By the Company. Prior to the later of (i) the expiration or termination of the option granted to Wainwright in Section 2(b) hereof and (ii) the completion of Wainwright’s distribution of the Securities, the Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, the General Disclosure Package, the Prospectus or any free writing prospectus reviewed and consented to by Wainwright, the free writing prospectuses, if any, identified on Exhibit E hereto and any Permitted Section 5(d) Communications.

(53) Communications. In connection with the offering and sale of the Securities, the Company (i) has not alone engaged in communications with potential investors in reliance on Section 5(d) of the 1933 Act other than Permitted Section 5(d) Communications without the consent of Wainwright with entities that are QIBs or IAIs and (ii) has not authorized anyone other than Wainwright to engage in such communications; the Company reconfirms that Wainwright has been authorized to act on its behalf in undertaking Marketing Materials, Section 5(d) Oral Communications and Section 5(d) Written Communications in connection with the offering and sale of the Securities; as of the Applicable Time, each Permitted Section 5(d) Communication, when considered together with the General Disclosure Package, did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Permitted Section 5(d) Communication, if any, does not, as of the date hereof, conflict with the information contained in the Registration Statement, any preliminary prospectus and the Prospectus.

(54) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(b) Certificates. Any certificate signed by any officer of the Company or the Subsidiary (whether signed on behalf of such officer or the Company or the Subsidiary, as applicable) and delivered to Wainwright or to counsel for Wainwright shall be deemed a representation and warranty by the Company to Wainwright as to the matters covered thereby.

SECTION 2. Sale and Delivery; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to Wainwright the number of Initial Securities set forth opposite Wainwright’s name in Exhibit A hereto, and Wainwright agrees to purchase the respective number of Initial Securities set forth opposite its name in Exhibit A hereto. The purchase price for the Initial Securities to be paid by Wainwright per Ordinary Share shall be $18.60.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to Wainwright to purchase up to the number of Option Securities set forth opposite Wainwright’s name in Exhibit A hereto, at a price of $18.60 per Ordinary Share; provided that the price per Ordinary Share shall be reduced by an amount per Ordinary Share equal to any dividends or distributions declared, paid or payable by the Company on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised in whole or in part from time to time upon notice by Wainwright to the Company setting forth the aggregate number of Option Securities as to which Wainwright is then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by Wainwright, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, the Company will sell to Wainwright the total number of Option Securities then being purchased, and Wainwright will purchase that number of Option Securities then being purchased.

(c) [Reserved].

(d) Closing. Payment of the purchase price for, and delivery of the certificates (in form and in substance satisfactory to Wainwright), if any, representing, the Initial Securities shall be made at the offices of McDermott Will & Emery LLP, 340 Madison Avenue, New York, NY 10173-1922, or at such other place as shall be agreed upon by Wainwright and the Company, at 10:30 A.M. (New York City time) on February 12, 2021, or such other time not later than five business days after such date as shall be agreed upon by Wainwright and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by Wainwright, payment of the purchase price for, and delivery of the certificates (in form and substance satisfactory to Wainwright), if any, representing, such Option Securities shall be made at the above-mentioned offices at 10:30 A.M. (New York City time), or at such other place as shall be agreed upon by Wainwright and the Company, on each Option Closing Date as specified in the notice from Wainwright to the Company.

(e) Delivery of Securities. The Company shall deliver, or cause to be delivered to Wainwright book-entry entitlements for, the Initial Securities at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered through the facilities of DTC unless Wainwright shall otherwise instruct, to Wainwright book-entry entitlements for the Option Securities Wainwright has agreed to purchase at the Closing Date or the applicable Option Closing Date, as the case may be, against the release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Unless Wainwright otherwise elects, delivery of the Securities will be made by credit to the accounts designated by Wainwright through The Depository Trust Company’s full fast transfer or DWAC programs. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of Wainwright.

SECTION 3. Covenants of the Company. The Company covenants with Wainwright as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B and Rule 433 and will notify Wainwright promptly, and confirm such notice in writing, (i) when any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall have been filed, (ii) of the receipt of any comments from the Commission (and shall promptly furnish Wainwright with a copy of any comment letters and any transcript made by the Company, its legal counsel or accountants of oral comments, and shall furnish Wainwright with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which Wainwright or counsel for Wainwright shall reasonably object in a timely manner), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, any document incorporated or deemed to be incorporated by reference therein or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing. The Company will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give Wainwright notice of its intention to file or prepare any amendment to the Registration Statement, any Rule 462(b) Registration Statement, any Issuer Free Writing Prospectus or any amendment, supplement or revision to any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise, and the Company will furnish Wainwright with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Wainwright or counsel for Wainwright shall reasonably object in a timely manner. The Company has given Wainwright notice of any filings made pursuant to the 1934 Act or the 1934 Act Regulations within 48 hours prior to the Applicable Time. The Company will give Wainwright notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time through the later of the Closing Date (or, if later, through the end of the period during which the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise)) and will furnish Wainwright with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which Wainwright or counsel for Wainwright shall reasonably object in a timely manner.

(c) Delivery of Registration Statement. The Company has furnished or will deliver to Wainwright and counsel for Wainwright, without charge, copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof) and copies of all consents and certificates of experts.

(d) Delivery of Prospectuses. The Company has delivered to Wainwright, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as Wainwright reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to Wainwright, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as Wainwright may reasonably request.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus. If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), any event shall occur or condition shall exist as a result of which it is necessary (or if Wainwright or counsel for Wainwright shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or if it is necessary (or, if Wainwright or counsel for Wainwright shall notify the Company that, in their judgment, it is necessary) to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly notify Wainwright of such event or condition and of its intention to file such amendment or supplement (or, if Wainwright or counsel for Wainwright shall have notified the Company as aforesaid, the Company will promptly notify Wainwright of its intention to prepare such amendment or supplement) and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Company will use its reasonable best efforts to have such amendment declared or become effective as soon as practicable, and the Company will furnish to Wainwright such number of copies of such amendment or supplement as Wainwright may reasonably request. If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary (or, if Wainwright or counsel for Wainwright shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary (or, if Wainwright or counsel for Wainwright shall notify the Company that, in their judgment, it is necessary) to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly notify Wainwright of such event or condition and of its intention to file such amendment or supplement (or, if Wainwright or counsel for Wainwright shall have notified the Company as aforesaid, the Company will promptly notify Wainwright of its intention to prepare such amendment or supplement) and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company will furnish to Wainwright such number of copies of such amendment or supplement as Wainwright may reasonably request. In addition, the Company will not engage in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law in connection with the transactions contemplated hereby that would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

(f) Blue Sky and Other Qualifications. The Company will use its commercially reasonable efforts, in cooperation with Wainwright, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Wainwright may reasonably request and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities.

(g) Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement (which need not be audited) for the purposes of, and to provide to Wainwright the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(i) Listing. In the case of any Ordinary Shares that are not listed on the Nasdaq Capital Market, the Company will use its best efforts to effect the listing of the Ordinary Shares on such exchange as and when required by this Agreement.

(j) Restriction on Sale of Securities. During the Lock-Up Period, the Company will not, without the prior written consent of Wainwright, which consent may be withheld in Wainwright’s sole discretion, directly or indirectly:

(i) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Ordinary Shares or other share capital or any securities convertible into or exercisable or exchangeable for Ordinary Shares or other share capital,

(ii) file or cause the filing of any registration statement under the 1933 Act with respect to any Ordinary Shares or other share capital or any securities convertible into or exercisable or exchangeable for any Ordinary Shares or other share capital (other than any Rule 462(b) Registration Statement filed to register Securities to be sold to Wainwright pursuant to this Agreement, or

(iii) enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Ordinary Shares or other share capital or any securities convertible into or exercisable or exchangeable for any Ordinary Shares or other share capital, whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Ordinary Shares, other share capital, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of Wainwright:

(1) issue the Securities to Wainwright pursuant to this Agreement;

(2) issue Ordinary Shares, and options to purchase Ordinary Shares, pursuant to stock option plans, stock purchase or other equity incentive plans described in the General Disclosure Package and the Prospectus, as those plans are in effect on the date of this Agreement;

(3) issue Ordinary Shares upon the exercise of stock options issued under stock option or other equity incentive plans referred to in clause (2) above, as those plans are in effect on the date of this Agreement, or upon the exercise of warrants or convertible securities outstanding on the date of this Agreement, as those warrants and convertible securities are in effect on the date of this Agreement;

(4) issue Ordinary Shares upon the exercise of outstanding warrants; convertible debentures and other outstanding instruments convertible into or exercisable or exchangeable for Ordinary Shares; and

(5) issue Ordinary Shares in connection with strategic partnering transactions, provided that in the case of this clause (5) the aggregate number Ordinary Shares issued in all such transactions does not exceed 10% of either the outstanding Ordinary Shares, and provided further that Wainwright receive a signed lock-up agreement for the balance of the Lock-Up Period with respect to any such Ordinary Shares so issued.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as Wainwright and the Company may deem appropriate, and if requested by Wainwright, will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit D hereto and such other information as may be required by Rule 433 or as Wainwright and the Company may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430B and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.

(m) Taxes. The Company will indemnify and hold harmless Wainwright against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Securities by the Company and on the execution and delivery of this Agreement or any other documents to be furnished hereunder. All payments to be made by the Company hereunder to Wainwright, its affiliates, and its and their officers, directors, employees, partners, agents and members and each Person, if any, who controls Wainwright within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. The Company shall pay such additional amounts as may be necessary in order that the net amounts received by any of such Persons after any tax payment, withholding or deduction shall equal the amounts that would have been received if no payment, withholding or deduction had been made.

(n) Compliance with Israeli Securities Laws. The Company acknowledges, understands and agrees that the Securities may be offered and sold in Israel only by Wainwright and only to (i) investors who fall under Section 15A(b)(3) of the Israeli Securities Law or (ii) such Israeli investors listed in the First Addendum to the Israeli Securities Law (the “Addendum”) and who submit written confirmation to Wainwright and the Company that such investor (1) falls within the scope of the Addendum and (2) is acquiring the Securities for investment for its own account or, if applicable, for investment for clients who are investors listed in the Addendum and in any event not as a nominee, market maker or agent and not with a view to, or for the resale in connection with, any distribution thereof.

(o) Amendments and Supplements to Permitted Section 5(d) Communications. If at any time following the distribution of any Permitted Section 5(d) Communication, there occurred or occurs an event or development as a result of which such Permitted Section 5(d) Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify Wainwright and will promptly amend or supplement, at its own expense, such Permitted Section 5(d) Communication to eliminate or correct such untrue statement or omission.

(p) No Variable Rate Transactions. From the date hereof until the first (1st) anniversary of the Closing Date, without the prior written consent of Wainwright, which consent may be withheld in Wainwright’s sole discretion, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Ordinary Shares or any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time any Ordinary Shares (including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional Ordinary Shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Ordinary Shares at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Ordinary Shares or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price; provided, however, the Company may effect sales pursuant to an at-the-market offering facility with Wainwright (as may be amended from time to time). Wainwright shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to Wainwright of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to be sold by the Company to Wainwright, including any stock or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to Wainwright, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees, (vi) the preparation, printing and delivery to Wainwright of copies of each preliminary prospectus, any Permitted Free Writing Prospectus, any Permitted Section 5(d) Communication and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to Wainwright of copies of the “Blue Sky Survey” and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the attorneys-in-fact, the custodian and the transfer agent and registrar for the Securities, (ix) the reasonable and documented out-of-pocket costs, fees and expenses of counsel to Wainwright up to an aggregate maximum amount of $85,000 (exclusive of the costs, fees and expenses of counsel to Wainwright described in clause (vii) above), (x) a management fee to Wainwright equal to 1.0% of the gross proceeds raised by the Company from the sale of the Initial Securities and the Option Securities (excluding gross proceeds from the Excluded Entities listed in that certain engagement letter dated February 5, 2021 entered into between the Company and Wainwright (the “Engagement Agreement”), if any, (xi) the fees and expenses incurred in connection with the listing of the Ordinary Shares on the Nasdaq Capital Market, (xii) the costs and expenses of the Company and any of its officers, directors, counsel or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, any Permitted Section 5(d) Communication or any Section 5(d) Oral Communication undertaken in connection with the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Company incurred in connection with any such presentations or meetings, (xiii) $25,000 for non-accountable expenses to Wainwright, and (xiv) up to $15,950 to Wainwright for the closing costs of the escrow agent or clearing agent.

(b) Termination of Agreement. If this Agreement is terminated by Wainwright in accordance with the provisions of Section 5, Section 9(a)(i) or 9(a)(iii)(A) hereof, the Company shall promptly reimburse Wainwright for all of its reasonable and documented out-of-pocket expenses (including the reasonable fees and disbursements of counsel for Wainwright up to the amount set forth in Section 4(a) above).

SECTION 5. Conditions of Wainwright’s Obligations. The obligations of Wainwright hereunder are subject to the accuracy of the representations and warranties of the Company contained in this Agreement, and in certificates signed by any officer of the Company (whether signed on behalf of such officer or the Company) delivered to Wainwright or counsel for Wainwright, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Initial Registration Statement and any post-effective amendments thereto and any Rule 462(b) Registration Statement, shall have become effective, been declared or become effective, as the case may be, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Wainwright. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Company shall have provided evidence satisfactory to Wainwright of such timely filings.

(b) Opinion of Counsel for Company. At the Closing Date, Wainwright shall have received the opinion, dated as of Closing Date, (i) of Greenberg Traurig, P.A., counsel for the Company (“Company Counsel”), in form and substance satisfactory to Wainwright; and (ii) of Yigal Arnon & Co., Israeli counsel to the Company, in form and substance satisfactory to Wainwright.

(c) Opinion of Counsel for Wainwright. At the Closing Date, Wainwright shall have received the favorable opinion, dated as of Closing Date, of McDermott Will & Emery LLP, counsel for Wainwright (“Wainwright’s Counsel”), with respect to the Securities to be sold by the Company pursuant to this Agreement, the Initial Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as Wainwright may reasonably request.

(d) Officers’ Certificate. At the Closing Date, as the case may be, no event or condition of a type described in Section 1(a)(7) hereof shall have occurred or shall exist, which event or condition is not described in the General Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto), since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), and, at the Closing Date, Wainwright shall have received a certificate, signed on behalf of the Company by the President or the Chief Executive Officer of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date with the same force and effect as though expressly made at and as of Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, Wainwright shall have received from Yarel + Partners, a letter, dated the date of this Agreement and in form and substance reasonably satisfactory to Wainwright, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(f) Bring-down Comfort Letter. At the Closing Date, Wainwright shall have received from Yarel + Partners, a letter, dated as of Closing Date and in form and substance satisfactory to Wainwright, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(g) [Reserved.]

(h) Approval of Listing. At the Closing Date, and each Option Closing Date, if any, the Securities to be purchased by Wainwright from the Company at such time shall have been approved for listing on the Nasdaq Capital Market.

(i) Lock-up Agreements. Prior to the date of this Agreement, Wainwright shall have received an agreement substantially in the form of Exhibit C hereto signed by each of the persons listed in Exhibit B hereto.

(j) [Reserved].

(k) Conditions to Purchase of Option Securities. In the event that Wainwright exercises its option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of Wainwright to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, Wainwright shall have received:

(1) Opinion of Counsel for Company. The favorable opinion of (i) Company Counsel and of the (ii) Israeli counsel to the Company named in Section 5(b) hereof, each in form and substance satisfactory to Wainwright and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the respective opinions required by Section 5(b) hereof.

(2) Opinion of Counsel for Wainwright. The favorable opinion of Wainwright’s Counsel, in form and substance satisfactory to Wainwright and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(3) Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed on behalf of the Company by the officers specified in, Section 5(e) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(4) Bring-down Comfort Letter. A letter from Yarel + Partners, in form and substance satisfactory to Wainwright and dated such Option Closing Date, substantially in the same form and substance as the letter furnished to Wainwright pursuant to Section 5(g) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

(5) [Reserved.]

(l) [Reserved].

(m) Additional Documents. At the Closing Date and each Option Closing Date, counsel for Wainwright shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as Wainwright or counsel for Wainwright may otherwise reasonably request; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to Wainwright.

(n) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of Wainwright to purchase the relevant Option Securities on such Option Closing Date, may be terminated by Wainwright by notice to the Company at any time on or prior to the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any such termination of this Agreement, Sections 1, 4, 6, 7, 8, 11, 12, 13, 14, 15, 17, 18, 19, 20, 21, 22, 23 and 24 hereof shall survive such termination of this Agreement and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless Wainwright, its affiliates and its partners, members, directors, officers, employees and agents, and each Person, if any, who controls Wainwright or any such affiliate within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, jointly or severally, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, any Marketing Material, any Section 5(d) Written Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or any “issuer information” (as defined in Rule 433), or any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or any omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, jointly or severally, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company, which consent shall not unreasonably be delayed or withheld; and

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any Governmental Authority, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission (whether or not a party), to the extent that any such expense is not paid under (i) or

(ii) above,

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Wainwright Information (as defined below).

(b) Indemnification by Wainwright. Wainwright agrees to indemnify and hold harmless the Company, and its directors, each officer of the Company who signed the Registration Statement and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, any Marketing Material, any Section 5(d) Written Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing) in reliance upon and in conformity with information relating to Wainwright and furnished to the Company in writing by Wainwright expressly for use therein. The Company hereby acknowledges that the only information that Wainwright has furnished to the Company expressly for use in any preliminary prospectus, any Issuer Free Writing Prospectus, any Marketing Material, any Section 5(d) Written Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing) are the following statements set forth under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: the sixth paragraph and the statements under the caption “Price Stabilization, Short Positions and Penalty Bids” (the “Wainwright Information”).

(c) Actions Against Parties; Notification. Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim may be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 6 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. The indemnifying party shall be entitled to assume the defense of any proceeding brought by a third party for which indemnification could be sought hereunder, with counsel reasonably satisfactory to the indemnified party and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. After notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any other legal expenses except as provided below. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has been advised by counsel that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action or counsel reasonably satisfactory to the indemnified party, in each case, within a reasonable time after receiving notice of the commencement of the action; in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one counsel (in addition to any local counsel) at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an express and unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. No indemnifying party shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgement for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (1) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (2) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable or insufficient from the Company or Wainwright to hold harmless an indemnified party in accordance with the foregoing paragraph of Section 6, the Company and Wainwright will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Company and Wainwright may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and Wainwright on the other hand. The relative benefits received by the Company on the one hand and Wainwright on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sale of the Securities (before deducting expenses) received by the Company bear to the total compensation received by Wainwright (before deducting expenses) from the sale of the Securities on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and Wainwright, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Wainwright, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Wainwright agree that it would not be just and equitable if contributions pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for the purpose of this Section 7, any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 6(c) above. Notwithstanding the provisions of this Section 7, Wainwright shall not be required to contribute any amount in excess of the underwriting discounts and commissions actually received by it under this Agreement and no Person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, any Person who controls a party to this Agreement within the meaning of the 1933 Act, any affiliates of such party and any officers, directors, partners, employees or agents of such party or their respective affiliates, will have the same rights to contribution as that party, and each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7, will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7 except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 6(c) above.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company (whether signed on behalf of such officer or the Company) and delivered to Wainwright or counsel to Wainwright, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Wainwright, any officer, director, employee, partner, member or agent of Wainwright or any Person controlling Wainwright, or by or on behalf of the Company, any officer, director or employee of the Company or any Person controlling the Company and shall survive delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination; General. Wainwright may terminate this Agreement, by notice to the Company, at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, Wainwright may terminate its obligations to purchase such Option Securities, by notice to the Company at any time on or prior to such Option Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Company and the Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, Israel or the international financial markets, any declaration of a national emergency or war by the United States or Israel, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the sole judgment of Wainwright, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if (A) trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Capital Market, or (B) trading generally on the New York Stock Exchange, the Nasdaq Stock Market LLC or the Tel Aviv Stock Exchange has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, Israel or Europe or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 4, 6, 7, 8, 11, 12, 13, 14, 15, 17, 18, 19, 20, 21, 22, 23 and 24 hereof shall survive such termination and remain in full force and effect.

SECTION 10. [Reserved].

SECTION 11. Notices. All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of such fax to be confirmed by telephone). Notices to Wainwright shall be directed to H.C. Wainwright & Co., LLC, Attention: Head of Investment Banking, e-mail: notices@hcwco.com, with a copy (which shall not constitute notice) to 340 Madison Avenue, New York, NY 10173-1922 Attention: Gary Emmanuel, e-mail: gemmanuel@mwe.com; notices to the Company shall be directed to it at 14 Einstein Street, Nes Ziona, Israel 7403618, Attention: Shai Novik, Executive Chairman, email: shai.novik@gmail.com with a copy (which shall not constitute notice) to Greenberg Traurig, P.A. 333 S.E. 2nd Avenue, Suite 4400, Miami, Florida 33131 Attention: Drew M. Altman, e-mail: altmand@gtlaw.com.

SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon Wainwright and the Company and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person, other than Wainwright and the Company and their respective successors, permitted assigns and the controlling Persons and other indemnified parties referred to in Sections 6 and 7 and their respective successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Wainwright and the Company and their respective successors and permitted assigns, and said controlling Persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other Person. No purchaser of Securities from Wainwright shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means 10:05 p.m. (New York City time) on February 9, 2021 or such other time as agreed by the Company and Wainwright.

“Commission” means the Securities and Exchange Commission.

“Company Documents” means (i) all Subject Instruments and (ii) all other contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, swap agreements, hedging agreements, leases or other instruments or agreements to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, other than Organizational Documents.

“DTC” means The Depository Trust Company.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“Existing Warrants” means any warrants to purchase Ordinary Shares outstanding on the date of this Agreement.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“FINRA” means the Financial Industry Regulatory Authority Inc.

“Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing.

“Initial Registration Statement” means the Company’s registration statement on Form F-3 (Registration No. 333-232009), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act and the Rule 430B Information; provided that any Rule 430B Information shall be deemed to be part of the Initial Registration Statement only from and after the time such information is deemed, pursuant to Rule 430B, to be part of the Initial Registration Statement.

“Israeli Companies Law” means the Israeli Companies Law, 5759-1999, as amended, and the regulations promulgated thereunder.

“Israeli Securities Law” means the Israeli Securities Law, 5728-1968, as amended, and the regulations promulgated thereunder.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the offering of the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibits F and G hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit E hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Period” means the period beginning on the date hereof and continuing through the close of trading on the date that is the 60th day immediately following the date of the Prospectus.

“Marketing Materials” means any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically).

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred share, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Organizational Documents” means (a) in the case of a corporation, its articles of association, charter and by-laws or similar organizational document; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Permitted Section 5(d) Communication” means the Section 5(d) Written Communication(s) and Marketing Materials listed on Exhibit F attached hereto.

“Pre-Pricing Prospectus” means the Preliminary Prospectus Supplement relating to the Securities in the form first furnished to Wainwright for use in connection with the offering of the Securities, including the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“Preliminary Prospectus” means any prospectus together with, if applicable, the accompanying prospectus supplement used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion,” together with the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 6 of Form F-3 under the 1933 Act. The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.

“Regulation S-T” means Regulation S-T of the Commission.

“Repayment Event” means any event or condition which, either immediately or with notice or passage of time or both, (i) gives the holder of any bond, note, debenture or other evidence of indebtedness (or any Person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or the Subsidiary, or (ii) gives any counterparty (or any Person acting on such counterparty’s behalf) under any swap agreement, hedging agreement or similar agreement or instrument to which the Company or the Subsidiary is a party the right to liquidate or accelerate the payment obligations, or designate an early termination date under such agreement or instrument, as the case may be.

“Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430B Information” means the information included in any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) that was omitted from the Initial Registration Statement at the time it first became effective but is deemed to be part of and included in the Initial Registration Statement pursuant to Rule 430B.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents and other information incorporated or deemed to be incorporated by reference therein and the Rule 430B Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material), including the exhibits thereto and documents incorporated by reference therein, together with the Registration Statement, the General Disclosure Package and the Prospectus.

“Section 5(d) Oral Communication” means each oral communication, if any, made in reliance on Section 5(d) of the 1933 Act by the Company or any Person authorized to act on behalf of the Company made to one or more qualified institutional buyers (“QIBs”) and/or institutions that are accredited investors (“IAIs”) to determine whether such investors might have an interest in the offering of the Securities;

“Section 5(d) Written Communication” means each written communication (within the meaning of Rule 405 under the 1933 Act) that is made in reliance on Section 5(d) of the 1933 Act by the Company or any Person authorized to act on behalf of the Company to one or more potential investors that are QIBs and/or one or more IAIs, as such terms are respectively defined in Rule 144A and Rule 501(a) under the 1933 Act, to determine whether such investors might have an interest in the offering of the Securities;

“Subject Instruments” means the the Existing Warrants and all other instruments, agreements and documents filed or incorporated by reference as exhibits to the Registration Statement; provided that if any instrument, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to Wainwright.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Initial Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

SECTION 16. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of Wainwright, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Company pursuant to Rule 433; provided that the prior written consent of Wainwright shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit E hereto and, to any electronic road show in the form previously provided by the Company to and approved by Wainwright. Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents, warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” (as defined in Rule 433), and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit E hereto are Permitted Free Writing Prospectuses.

SECTION 17. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) Wainwright is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Company, on the one hand, and Wainwright, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Wainwright has advised or is advising the Company on other matters;

(b) the public offering price of the Securities and the price to be paid by Wainwright for the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with Wainwright;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) it is aware that Wainwright and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Wainwright has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e) it waives, to the fullest extent permitted by law, any claims it may have against Wainwright for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Wainwright shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any Person asserting a fiduciary duty claim on its behalf or in right of it or the Company or any shareholders, employees or creditors of Company.

SECTION 18. Research Analyst Independence. The Company acknowledges that Wainwright’s research analysts and research department are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that Wainwright’s research analysts and research department may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment banking division. The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against Wainwright with respect to any conflict of interest that may arise from the fact that the views expressed by its research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by Wainwright’s investment banking division. The Company acknowledges that Wainwright is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 19. Trial By Jury. The Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and Wainwright hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 20. Consent to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding in any such court and agrees not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum. The Company represents and warrants that it has appointed Cogency Global Inc. as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan, the City and County of New York upon which process may be served in any such action, suit or proceeding pursuant to a written agreement, further represents and warrants that the Authorized Agent has agreed to act as such agent for service of process, and agrees that service of process upon such Authorized Agent, and written notice of said service to the Company as provided in this Agreement shall be deemed in every respect effective service of process upon the Company in any such action, suit or proceeding, and agrees to take any and all such action as may be necessary to maintain such designation and appointment of such Authorized Agent in full force and effect for a period of seven years from the date of this Agreement.

SECTION 21. Waiver of Immunity. With respect to any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, the Company irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it would otherwise be entitled, and with respect to any such action, suit or proceeding, waives any such immunity in any court of competent jurisdiction, and agrees not to raise or claim or cause to be pleaded any such immunity at or in respect of any such action, suit or proceeding, including, without limitation, any immunity pursuant to the U.S. Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 22. Judgment Currency. The obligation of the Company in respect of any sum due to Wainwright under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars (the “Judgment Currency”), not be discharged until the first business day following receipt by Wainwright of any sum adjudged to be so due in the Judgment Currency on which (and only to the extent that) Wainwright may in accordance with normal banking procedures purchase U.S. dollars with the Judgment Currency; if the U.S. dollars so purchased are less than the sum originally due to Wainwright hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Wainwright against such loss in respect of any sum due to Wainwright from the Company. If the U.S. dollars so purchased are greater than the sum originally due to Wainwright hereunder, Wainwright agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to Wainwright hereunder.

SECTION 23. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 24. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. Notwithstanding anything herein to the contrary, the Engagement Agreement shall continue to be effective and continue to survive and be enforceable by the parties in accordance with its terms. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Facsimile and other electronically scanned and transmitted signatures, including by email attachment, shall be deemed originals for all purposes of this Agreement. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 6 and the contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 6 and Section 7 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the 1933 Act and the 1934 Act.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Wainwright and the Company in accordance with its terms.

Very truly yours,

ENLIVEX THERAPEUTICS LTD.

By:	/s/ Oren Hershkovitz
Name:	Oren Hershkovitz
Title:	Chief Executive Officer

ACCEPTED as of the date
first-above written:

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Edward D. Silvera
Name:	Edward D. Silvera
Title:	Chief Operating Officer

[Signature Page to Underwriting Agreement]

EXHIBIT A

Number of Initial Securities

Name of Underwriter	Ordinary Shares
H.C. Wainwright & Co., LLC	2,296,107

EXHIBIT B

LIST OF PERSONS SUBJECT TO LOCK-UP

Shai Novik

Avri Havron

Dror Mevorach

Gili Hart

Sangwoo Lee

Brian Schwartz

Michel Habib

Baruch Halpert

Bernhard Kirschbaum

Dr. Oren Hershkovitz

Shachar Shlosberger

EXHIBIT C

FORM OF LOCK-UP AGREEMENT

, 2021

H.C. Wainwright & Co., LLC

430 Park Avenue

New York, New York 10022

RE: Enlivex Therapeutics Ltd. (the “Company”)

Ladies & Gentlemen:

The undersigned is a record or beneficial owner of ordinary shares, par value NIS 0.40 per share, of the Company (“Ordinary Shares”), or of securities convertible into or exchangeable or exercisable for Ordinary Shares. The Company proposes to conduct a public offering of Ordinary Shares (the “Offering”) for which H.C. Wainwright & Co., LLC (“Wainwright”) will act as the underwriter. The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that Wainwright is relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) with the Company with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this letter agreement. Those definitions are a part of this letter agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not (and will cause any Family Member not to), without the prior written consent of Wainwright, which may withhold their consent in their sole discretion:

●	Sell or Offer to Sell any Ordinary Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned or such Family Member;

●	enter into any Swap;

●	make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Ordinary Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration; or

●	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the offered Ordinary Shares, and the sale of the offered Ordinary Shares to Wainwright, in each case as contemplated by the Underwriting Agreement. In addition, the foregoing restrictions shall not apply to (i) if the undersigned is an individual, dispositions solely in connection with the “cashless” exercise of stock options (the term “cashless” exercise being intended to include the sale or disposition of a portion of the option shares or previously owned shares to the Company to cover payment of the exercise price) for the purpose of exercising such stock options (including sales in respect of tax liabilities arising from such exercise and sale), provided that any Ordinary Shares or other capital stock received upon such exercise shall be subject to all of the restrictions set forth herein, (ii) Ordinary Shares or Related Securities acquired in open market transactions after the completion of the Offering, provided that prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Ordinary Shares or Related Securities in connection with any transfer of such Ordinary Shares or Related Securities, (iii) following completion of the Offering, transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock involving a change of control of the Company, provided that (A) Wainwright receives a signed letter agreement from the recipient of such Ordinary Shares or other Related Securities, in the form hereof, for the balance of the Lock-Up Period with respect to any such Ordinary Shares or other Related Securities, (B) in the event that after such tender offer, merger, consolidation or other similar transaction, any Ordinary Shares or other Related Securities are not transferred, sold or tendered, such Ordinary Shares or other Related Securities held by the undersigned shall remain subject to the provisions hereof, and (C) in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Ordinary Shares or other Related Securities held by the undersigned shall remain subject to the provisions hereof, (iv) if the undersigned is a corporation, partnership, limited liability company or other business entity, transfers (A) to another corporation, partnership, limited liability company or other business entity that is a direct or indirect affiliate (as described in Rule 405 promulgated under the Securities Act) of the undersigned or (B) to a shareholder, partner, member or other equity holder, as the case may be, of such corporation, partnership, limited liability company or other business entity if, in any such case, such transfer is not for value, (v) the transfer of Ordinary Shares or Related Securities by gift, or by will or intestate succession, (vi) transfers pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any Family Member, or transfers to a Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or one or more Family Members, and (vii) by operation of law pursuant to a domestic order, negotiated divorce settlement or other court order; provided, however, that in the cases of clauses (iv), (v), (vi) and (vii), it shall be a condition to such transfer that:

●	each transferee executes and delivers to Wainwright an agreement in form and substance satisfactory to Wainwright stating that such transferee is receiving and holding such Ordinary Shares and/or Related Securities subject to the provisions of this letter agreement and agrees not to Sell or Offer to Sell such Ordinary Shares and/or Related Securities, engage in any Swap or engage in any other activities restricted under this letter agreement except in accordance with this letter agreement (as if such transferee had been an original signatory hereto); and

●	prior to the expiration of the Lock-up Period, no public disclosure or filing under the Exchange Act by any party to the transfer (donor, donee, transferor or transferee) shall be required, or made voluntarily, reporting a reduction in beneficial ownership of Ordinary Shares or Related Securities in connection with such transfer

Notwithstanding the foregoing, this letter agreement shall not restrict the delivery of Ordinary Shares or Related Securities to the undersigned upon the vesting, conversion or exercise of any securities or other rights that are settled by or are convertible or exercisable into Ordinary Shares or Related Securities in accordance with their terms; provided that such Ordinary Shares or Related Securities delivered to the undersigned in connection with such settlement, conversion or exercise are subject to the restrictions set forth in this letter agreement.

During the Lock-up Period, the undersigned may enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) relating to the sale of Ordinary Shares or other Related Securities of the Company, provided that the Ordinary Shares or other Related Securities subject to such plan may not be sold and no public disclosure of any such plan shall be required or shall be voluntarily made by any person until after the expiration of the Lock-up Period. Notwithstanding anything to the contrary contained herein, the undersigned shall not be required to suspend, terminate or otherwise modify any currently effective 10b5-1 Plan, and sales or other transactions under such plan may be effected or otherwise continue during the Lock-up Period in accordance with such plan as in effect on the date hereof.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent or registrar against the transfer of Ordinary Shares and/or Related Securities held by the undersigned and the undersigned’s Family Members, if any, except in compliance with the foregoing restrictions.

With respect to the Offering only, the undersigned waives any registration rights relating to registration under the Securities Act of the offer and sale of any Ordinary Shares and/or any Related Securities owned either of record or beneficially by the undersigned, including any rights to receive notice of the Offering.

The undersigned confirms that the undersigned has not, and has no knowledge that any Family Member has, directly or indirectly, taken any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Ordinary Shares. The undersigned will not, and will cause any Family Member not to take, directly or indirectly, any such action.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and Wainwright.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

If the Underwriting Agreement is not executed by the parties thereto on or prior to March 5, 2021 or the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, then this letter agreement shall automatically terminate and become null and void.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if
signing as custodian or trustee, or on behalf
of an entity)

Certain Defined Terms
Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

●	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

●	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

●	“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

●	“Lock-up Period” means the period beginning on the date hereof and continuing through the close of trading on the date that is the 60th day immediately following the date of the Prospectus.

●	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

●	“Related Securities” shall mean any options or warrants or other rights to acquire Ordinary Shares or any securities exchangeable or exercisable for or convertible into Ordinary Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Ordinary Shares.

●	“Securities Act” shall mean the Securities Act of 1933, as amended.

●	“Sell or Offer to Sell” shall mean to:

●	sell, offer to sell, contract to sell or lend,

●	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

●	pledge, hypothecate or grant any security interest in, or

●	in any other way transfer or dispose of, in each case whether effected directly or indirectly.

●	“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Ordinary Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this letter agreement.

EXHIBIT D

PRICE-RELATED INFORMATION

Number of Ordinary Shares being offered: 2,640,523 (inclusive of 344,416 Ordinary Shares issuable pursuant to Wainwright’s option to purchase additional Ordinary Shares)

Public offering price per Ordinary Share: $20.00

Settlement date: February 12, 2021

EXHIBIT E

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

Free writing prospectus dated February 9, 2021 (Film No.: 21607914).

Free writing prospectus dated February 9, 2021.

EXHIBIT F

PERMITTED SECTION 5(d) COMMUNICATIONS

None.